UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2016
____________________

IMATION CORP.

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Helmo Ave. N., Suite 250, Oakdale, Minnesota 55128

(Address of principal executive offices, including zip code)

651-704-4000

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 24, 2016, at the 2016 annual meeting of stockholders (the “Annual Meeting”) for Imation Corp. (the “Company”), the Company’s stockholders approved amendments (the “Stock Plan Amendments”) to the Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (the “Stock Incentive Plan”). The Stock Plan Amendments (i) increased the number of shares of common stock that may be issued pursuant to stock-based awards made under the Stock Incentive Plan by 1,300,000 shares to a total of 7,343,000 shares, (ii) allow up to 5% of the shares authorized under the Stock Incentive Plan to be granted in the form of full-value awards without a one-year minimum (e.g., merit-based awards), (iii) limit the Compensation Committee’s discretionary authority to accelerate the vesting of awards under the Stock Incentive Plan to situations involving a change in control or a participant’s death or disability, (iv) replaced automatic acceleration of outstanding awards upon a change in control (“single trigger” vesting) with a requirement that the participant experience a qualifying termination in connection with or within two years following a change in control (“double trigger” vesting), unless the surviving entity does not assume or substitute the outstanding awards, (v) include a limited definition of “change in control” specifically applicable to awards granted under the Stock Incentive Plan and (vi) removed the ability to transfer stock awards. The Stock Plan Amendments were approved by the Board of Directors of the Company effective as of April 18, 2016, subject to the approval of the stockholders.

A description of the material terms of the Stock Incentive Plan, as amended, is set forth under the heading “Proposal No. 4—Approval of Amendments to the 2011 Stock Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 9, 2016 (the “Proxy Statement”), which description is hereby incorporated into this Item 5.02 by reference. The description of the Stock Incentive Plan, as amended, is qualified in its entirety by reference to the full text of the Stock Incentive Plan, as amended, which is set forth in Annex B of the Proxy Statement and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) As noted above, we held our Annual Meeting on June 21, 2016.

(b) Below is a summary of the final voting results on the proposals considered and voted upon at the Annual Meeting.

1. Election of Directors

The following persons were duly elected as Class II directors of the Company for three-year terms which will expire at the Company’s Annual Meeting of Stockholders in 2019, or until their successors are duly elected and qualified. The table below sets forth the voting results for each nominee:

Nominee	Votes For	Votes Against	Abstentions
Robert Searing	26,654,741	1,589,710	108,733
Alex Spiro	26,602,531	1,644,257	106,396

2. Advisory Vote to Approve the Company’s Compensation to its Named Executive Officers for 2015

The Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers for 2015, as disclosed in the Proxy Statement. Set forth below are the results of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions
Approval, on an Advisory Basis, of the Company’s Compensation to its Named Executive Officers for 2015	24,582,652	3,487,286	283,246

3. Approval of the 382 Rights Agreement

 The Company’s stockholders voted to approve the 382 Rights Agreement, dated as of August 7, 2015, by and between the Company and Wells Fargo Bank, N.A.

Proposal	Votes For	Votes Against	Abstentions
Approval of the 382 Rights Agreement	24,835,029	3,405,573	112,582

4. Approval of the Stock Plan Amendments

The Company’s stockholders voted to approve the Stock Plan Amendment to the Stock Incentive Plan. Set forth below are the results of the stockholder vote on this proposal:

Proposal	Votes For	Votes Against	Abstentions
Approval of the Stock Plan Amendments to the Stock Incentive Plan	25,605,120	2,632,444	115,620

5. Approval of the Stock Issuance Proposal

The Company’s stockholders voted to approve the issuance of up to 15% of the Company’s outstanding shares of common stock to the Clinton Group, Inc. to pay incentive fees that become due from the Company’s Clinton Lighthouse investment, if necessary (the “Stock Issuance Proposal”).

Proposal	Votes For	Votes Against	Abstentions
Approval of the Stock Issuance Proposal	21,642,992	6,584,887	125,305

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (incorporated by reference to Annex B to the Imation Corp. Definitive Proxy Statement on Schedule 14A (File No. 001-14310) filed on May 9, 2016).

99.1	The section entitled “Proposal No. 4—Approval of Amendments to the 2011 Stock Incentive Plan” appearing in the Imation Corp. Definite Proxy Statement on Schedule 14A (incorporated by reference to Imation Corp. Definitive Proxy Statement on Schedule 14A (File No. 001-14310) filed on May 9, 2016).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation corp.

Dated: June 24, 2016	By:	/s/ Danny Zheng
Name: Danny Zheng
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Imation Corp. 2011 Stock Incentive Plan, as amended and restated (2013) (incorporated by reference to Annex B to the Imation Corp. Definitive Proxy Statement on Schedule 14A (File No. 001-14310) filed on May 9, 2016).

99.1	The section entitled “Proposal No. 4—Approval of Amendments to the 2011 Stock Incentive Plan” appearing in the Imation Corp. Definite Proxy Statement on Schedule 14A (incorporated by reference to Imation Corp. Definitive Proxy Statement on Schedule 14A (File No. 001-14310) filed on May 9, 2016).